Exhibit 10.11(a)

FIRST AMENDMENT

TO THE

NOTE PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO THE NOTE PURCHASE AGREEMENT, dated as of September 30, 2005 (this “Amendment”), is among COMPUCREDIT CREDIT CARD MASTER NOTE BUSINESS TRUST, a Nevada business trust (together with its successors and assigns, the “Issuer”), COMPUCREDIT FUNDING CORP., a Nevada corporation (“CFC”), individually and as Transferor, COMPUCREDIT CORPORATION, a Georgia corporation (“CompuCredit”), as Servicer, and MERRILL LYNCH MORTGAGE CAPITAL INC., a Delaware corporation (“MLMCI”), as an Investor.

RECITALS

WHEREAS, the Issuer, CFC, CompuCredit and MLMCI are parties to the Note Purchase Agreement, dated as of January 30, 2004 (the “Note Purchase Agreement”), relating to CompuCredit Credit Card Master Note Business Trust Variable Funding Notes, Series 2004-One, and wish to amend certain provisions of the Note Purchase Agreement as provided herein.

NOW THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereto agree as follows:

SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Note Purchase Agreement.

SECTION 2. Amendment to Section 1.1 of the Note Purchase Agreement. Section 1.1 of the Note Purchase Agreement is hereby amended as follows:

2.1 The definition of “Class A Maximum Principal Amount” is hereby deleted in its entirety and the following definition substituted in lieu thereof:

“Class A Maximum Principal Amount” means an amount not to exceed the amount set forth in Item 2(a) of Schedule 1 hereto minus the aggregate outstanding principal amount of notes issued by the Issuer (other than the Offered Notes) and purchased pursuant to the Master Repurchase Agreement that have total credit enhancement greater than or equal to the total credit enhancement provided to the Class A Notes; provided, however that at any time the Class A Maximum Principal Amount shall not be more than the amount that equals the amount set forth in Item 2(b) of Schedule 1 hereto.

2.2 The definition of “Class B Maximum Principal Amount” is hereby deleted in its entirety and the following definition substituted in lieu thereof:

“Class B Maximum Principal Amount” means an amount not to exceed the amount set forth in Item 3(a) of Schedule 1 hereto minus the aggregate outstanding principal amount of notes issued by the Issuer (other than the Offered Notes) and purchased pursuant to the Master Repurchase Agreement that have total credit enhancement greater than or equal to the total credit enhancement provided to the Class B Notes; provided, however that at any time the Class B Maximum Principal Amount shall not be more than the amount that equals the amount set forth in Item 3(b) of Schedule 1 hereto.

2.3 The definition of “Class C Maximum Principal Amount” is hereby deleted in its entirety and the following definition substituted in lieu thereof:

“Class C Maximum Principal Amount” means an amount not to exceed the amount set forth in Item 4 of Schedule 1 hereto minus the aggregate outstanding principal amount of notes issued by the Issuer (other than the Offered Notes) and purchased pursuant to the Master Repurchase Agreement that have total credit enhancement greater than or equal to the total credit enhancement provided to the Class B Notes and the Class C Notes.

2.4 The definition of “Scheduled Expiration Date” is hereby deleted in its entirety and the following definition substituted in lieu thereof:

“Scheduled Expiration Date” means the January 2008 Distribution Date, or such later date to which the Scheduled Expiration Date may be extended (if extended) in the sole discretion of the Investors in accordance with the terms of subsection 2.2(b).

SECTION 3. Amendment to Section 3.2 of the Note Purchase Agreement. Section 3.2 of the Note Purchase Agreement is hereby amended by deleting paragraph (viii) in its entirety and the following paragraph substituted in lieu thereof:

(viii) On and as of such day, after giving effect to each Note Principal Balance Increases, (A) the sum of the Class B Note Principal Balance, the Class C Note Principal Balance and the Class D Note Principal Balance will equal the Required Aggregate Class Amount, and (B) the Series Allocation Percentage of the total Receivables in the Issuer shall be equal to or greater than the Note Principal Balance.

SECTION 4. Addition of Section 6.15 to the Note Purchase Agreement. The following paragraph is hereby added to the Note Purchase Agreement as Section 6.15:

SECTION 6.14 Rights of First Refusal. (a) The Servicer and the Transferor hereby agree that Merrill Lynch shall have the right of first refusal , which right shall expire on September 30, 2007, to finance any transaction to be entered into by the Servicer or the Transferor involving a pool of or interests in credit card receivables held or to be acquired by the Servicer or the Transferor other than those transactions where the Servicer or the Transferor shall not have the ability to select a financing party because use of a specified financing party is an integral part of the transaction or the financing party is an affiliate of a principal or an arranger of the transaction; provided, however, that Merrill’s proposal for any such transaction includes financial and other material terms that are no less favorable to the Servicer or the Transferor than those offered by any other provider.

(b) Merrill Lynch Mortgage Capital Inc. (“Merrill”) hereby agrees that the Servicer shall have the right of first refusal, which right shall expire on September 30, 2007, to act as servicer with respect to any transaction to be entered into by Merrill involving a pool of or interests in credit card receivables to be acquired by Merrill other than those transactions where it shall not have the ability to select a servicer because use of a specified servicer is an integral part of the transaction or the servicer is an affiliate of a principal or an arranger of the transaction; provided, however, that the Servicer’s proposal for any such transaction includes financial and other material terms that are no less favorable to Merrill than those offered by any other servicer and that the Servicer’s involvement in such transaction will not cause the available capacity with respect to the single servicer exposure cap to be exceeded.

SECTION 5. Amendment to Schedule 1 of the Note Purchase Agreement. Schedule 1 of the Note Purchase Agreement is hereby deleted in its entirety and Schedule 1 attached hereto as Exhibit A substituted in lieu thereof.

SECTION 6. Miscellaneous.

6.1 Ratification. As amended hereby, the Note Purchase Agreement is in all respects ratified and confirmed and the Note Purchase Agreement as so supplemented by this Amendment shall be read, taken and construed as one and the same instrument.

6.2 Representation and Warranty. Each of the parties hereto represents and warrants that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

6.3 Governing Law; Parties; Severability. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). Whenever in this Amendment there is reference made to any of the parties hereto, such reference shall also be a reference to the successors and assigns of such party, including, without limitation, any debtor-in-possession or trustee. The provisions of this Amendment shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto. If any one or more of the covenants, agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Amendment and shall in no way affect the validity or enforceability of the remaining provisions.

6.4 Effectiveness. This Amendment shall be effective as of the date first above written.

6.5 Counterparts. This Amendment may be executed in any number of counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

6.6 Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust FSB, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust FSB but is made and intended for the purpose of binding only the Issuer and (c) under no circumstances shall Wilmington Trust FSB be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or the other Transaction Documents to which the Issuer is a party.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Note Purchase Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

COMPUCREDIT CREDIT CARD MASTER NOTE BUSINESS TRUST

By:	Wilmington Trust FSB, not in its individual capacity but solely as Owner Trustee under the Trust Agreement dated as of July 14, 2000

By:
Name:
Title:

COMPUCREDIT FUNDING CORP., as Transferor

By:
Name:
Title:

COMPUCREDIT CORPORATION, as Servicer

By:
Name:
Title:

MERRILL LYNCH MORTGAGE CAPITAL INC., as an Investor

By:
Name:
Title:

[First Amendment to Series 2004-One NPA]